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                                                                     EXHIBIT 5.1


                             MORRISON & FOERSTER LLP
                                ATTORNEYS AT LAW

                                425 MARKET STREET
                      SAN FRANCISCO, CALIFORNIA 94105-2482


                                                               November 23, 1998


Verio Inc.
8005 South Chester Street, Suite 200
Englewood, Colorado 80112

         Re:   Verio Inc.:
               4,920,070 Shares of Common Stock

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission on November 23, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 4,920,070 shares of your Common Stock, par value of $0.001 (the "Common Stock"). The Common Stock is to be issued to the former shareholders of Best Internet Communications, Inc., a California corporation ("Best"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 28, 1998, by and among you, Purple Acquisition, Inc., a California corporation and your wholly-owned subsidiary, and Best, as further amended and restated by an Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1998.

         In connection with this opinion, we have examined all proceedings taken by you relating to the issuance of up to 4,920,070 shares of the Common Stock.

         It is our opinion that the 4,920,070 shares of the Common Stock issuable by you, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

                                                     Very truly yours,


                                                     MORRISON & FOERSTER LLP